UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 7, 2005

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement between NovaStar Mortgage, Inc. a wholly-owned subsidiary of NovaStar Financial, Inc.(“the Company”), and David A. Pazgan entered into on November 10, 2004. The material terms and conditions of the agreement are set forth in Item 5.02 below and the agreement is being filed as Exhibit 10.27 to this current report on Form 8-K.

Oral Employment At-Will Agreement between NovaStar Financial, Inc. and Jeffrey D. Ayers, Senior Vice President, General Counsel and Secretary. A description of the agreement is set forth in Item 5.02 below and is being filed as Exhibit 10.28 to this current report on Form 8-K.

On February 7, 2005, the Company established a revised supplemental compensation arrangement for its independent directors for fiscal year 2004. A description of the supplemental compensation arrangement is being filed as Exhibit 10.29 to this current report on Form 8-K.

On February 7, 2005, the 2005 Compensation Plan for Independent Directors was established by the Company. The details of the 2005 compensation arrangement are being filed as Exhibit 10.30 to this current report on Form 8-K. The equity components of the compensation for non-management directors are issued pursuant to the NovaStar Financial, Inc. 2004 Incentive Stock Plan, which was previously adopted and filed as Exhibit 10.25 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2005.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 7, 2005, the Board of Directors of NovaStar Mortgage, Inc. appointed David A. Pazgan, the Company’s Executive Vice President of NovaStar Mortgage, Inc and the Board of Directors of the Company appointed Jeffrey D. Ayers the Company’s Senior Vice President, General Counsel and Secretary.

Previously, Mr. Pazgan, age 34, held the position of Senior Vice President of Wholesale East where he was responsible for managing the operations of the Company’s Wholesale East Division. Mr. Pazgan has also held the positions of Regional Vice President and Account Executive since joining the Company in 1997. Prior to NovaStar, Mr. Pazgan served as an Account Executive for FHB Funding, a wholesale non-prime originator. Mr. Pazgan has been in the residential mortgage lending business since 1996.

Under the terms of NovaStar Mortgage, Inc.’s employment agreement with Mr. Pazgan, which was approved by the Company’s Compensation Committee as of October 27, 2004, Mr. Pazgan’s initial base salary is $340,000 per year and is subject to annual review. Mr. Pazgan is eligible to receive bonus compensation up to 200% of his base salary under the Company’s Executive Officer Bonus Plan and stock-based compensation under the Company’s 2004 Incentive Stock Plan.

On November 10, 2004, the Company entered into a Performance Contingent Deferred Stock Award Agreement, under the Company’s 2004 Incentive Stock Plan, with Mr. Pazgan. Under the agreement, the Company will grant shares of restricted stock based on the Company achieving certain performance targets within a five-year period. After grant, the shares vest equally over a four-year period. The total amount of shares which can be issued under this agreement is 100,000.

Mr. Ayers, age 44, joined the Company on January 31, 2004. Most recently, Mr. Ayers had been Vice President and Associate General Counsel with General Electric’s insurance subsidiary, Employers Reinsurance Corporation, where he was responsible for corporate and financial legal matters. Before joining

General Electric, Mr. Ayers was General Counsel and Corporate Secretary of Aquila Merchant Services, Inc., where he was responsible for all legal, governmental and regulatory affairs for the Company, which was listed on the New York Stock Exchange. Previously Mr. Ayers had been a partner with the Blackwell Sanders law firm in Kansas City and Managing Partner of the Blackwell Sanders London, England office where he represented clients in acquisitions, debt financings, project finance and securities law matters.

Under the terms of the Company’s oral employment at-will agreement, Mr. Ayers’ initial base salary is $240,000 per year and is subject to annual review. Mr. Ayers is eligible to receive bonus compensation up to 200% of his base salary under the Company’s Executive Officer Bonus Plan and stock-based compensation under the Company’s 2004 Incentive Stock Plan.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2005, the Company’s Board of Directors adopted a change in the Company’s bylaws relating to the annual meeting of shareholders. Previously, the bylaws stated that the annual meeting shall be held on the fourth Tuesday of May or within thirty days thereafter as determined by the Company’s Board of Directors. The amendment states that the annual meeting shall be held on the fourth Tuesday of April or within thirty days thereafter as determined by the Board of Directors. The Amendment is being filed as Exhibit 3.3.1 to this current report on Form 8-K.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) – Exhibits

10.27	Employment Agreement between NovaStar Mortgage, Inc. and David A. Pazgan, Executive Vice President of NovaStar Mortgage, Inc.

10.28	Description of Oral At-Will Employment Agreement between NovaStar Financial, Inc. and Jeffrey D. Ayers, Senior Vice President, General Counsel and Secretary.

10.29	2004 Supplemental Compensation for Independent Directors.

10.30	2005 Compensation Plan for Independent Directors

3.3.1	Amendment to the Bylaws of NovaStar Financial, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: February 11, 2005	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.27	Employment Agreement between NovaStar Mortgage, Inc. and David A. Pazgan, Executive Vice President of NovaStar Mortgage, Inc.

10.28	Description of Oral At-Will Employment Agreement between NovaStar Financial, Inc. and Jeffrey D. Ayers, Senior Vice President, General Counsel and Secretary.

10.29	2004 Supplemental Compensation for Independent Directors.

10.30	2005 Compensation Plan for Independent Directors

3.3.1	Amendment to the Bylaws of NovaStar Financial, Inc.